Exhibit 10.1

GLOBALSCAPE, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT

This Non-Qualified Stock Option Agreement (the “Agreement”) is entered into between GLOBALSCAPE, Inc., a Delaware corporation (the “Company”), and [optionee name] (the “Optionee”) as of the [   ] day of [   ] (the “Date of Grant”).  In consideration of the mutual promises and covenants made herein, the parties hereby agree as follows:

1.           Grant of Option.  Under the terms and conditions of the Company’s 2010 Employee Long-Term Equity Incentive Plan (the “Plan”), which is incorporated herein by reference, the Company grants to the Optionee an option (the “Option”) to purchase from the Company all or any part of a total of [number] shares of the Company’s Common Stock, par value $0.001 per share (the “Stock”), at a price of $[   ] per share.

2.           Character of Option.  It is intended that the Option shall not be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

3.           Term.  The Option will expire on the day prior to the tenth anniversary of the Date of Grant or, in the event of the Optionee’s termination of service as an employee, director, or advisor of the Company, on such earlier date as may be provided in the Plan.

4.           Vesting; Exercisability.  Subject to any provisions of the Plan concerning exercisability and vesting of options, and contingent upon the Optionee’s continuous status as an Employee, the Option shall vest and be exercisable according to the following schedule:

Percentage Vested	Period
33%	First anniversary of the Date of Grant
33%	Second anniversary of the Date of Grant
34%	Third anniversary of the Date of Grant

The unexercised portion of the Option that becomes vested during one period may be carried over to a subsequent period or periods, and the right of the Optionee to exercise the Option as to such vested portion shall continue for the entire term, unless otherwise forfeited under the terms of the Plan or this Agreement.

In the event Optionee ceases to be an Employee, any unvested portion of the Option shall be forfeited immediately, and any vested portion of the Option shall be exercisable only as provided under the Plan.

Notwithstanding anything else to the contrary herein, upon the occurrence of a “Change of Control,” this Option shall become fully exercisable.  The term “Change of Control” shall mean the occurrence of any of the following events: (a)  any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”)) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act as in effect on the date hereof, except that a person shall be deemed to be the “beneficial owner” of all shares that any such person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the sixty day period referred to in such Rule), directly or indirectly, of securities representing 50% or more of the combined voting power of the Company’s then outstanding securities, (b) any person or group shall make a tender offer or an exchange offer for 50% or more of the combined voting power of the Company’s then outstanding securities, (c) at any time during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constituted the board of directors of the Company and any new directors, whose election by the board of directors of the Company or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the Company’s directors then still in office who either were the Company’s directors at the beginning of the period or whose election or nomination for election was previously so approved (“Current Directors”), cease for any reason to constitute a majority thereof, (d) the Company shall consolidate, merge or exchange securities with any other entity and the stockholders of the Company immediately before the effective time of such transaction do not beneficially own, immediately after the effective time of such transaction, shares or other equity interests entitling such stockholders to a majority of all votes (without consideration of the rights of any class of stock or other equity interests entitled to elect directors by a separate class vote) to which all stockholders of the corporation or owners of the equity interests of any other entity issuing cash or securities in the consolidation, merger or share exchange would be entitled for the purpose of electing directors or where the Current Directors immediately after the effective time of the consolidation, merger or share exchange would not constitute a majority of the board of directors or similar governing body of the corporation or other entity issuing cash or securities in the consolidation, merger or share exchange, or (e) any person or group acquires 50% or more of the Company’s assets.

5.           Procedure for Exercise.  Exercise of the Option or a portion thereof shall be effected by the Optionee giving written notice directly to the Company of the Optionee’s intent to exercise the Option. Optionee shall give such written notice using the Company’s Stock Option Exercise Notice form in effect at the time the Optionee desires to exercise this Option. A copy of such notice in effect as of the Date of Grant is attached to this agreement.

6.           Payment of Purchase Price.  Payment of the purchase price for any shares of the Stock purchased pursuant to the Option and as prescribed in Section 1 above shall be in accordance with the provisions of the Plan and this Agreement.

7.           Tax Withholding.  If the Company shall be required to withhold any federal, state, or local tax in connection with the exercise of the Option, it shall be a condition to such exercise that the Optionee pay or make provision satisfactory to the Company for payment of all such taxes.  The Optionee may make payment of taxes using any method described in Section 1.10(b) of the Plan.

8.           Issuance of Shares.  The Company shall issue to the Optionee the number of shares of Stock purchased by exercise of this Option upon receipt by the Company of payment of both the purchase price described in Section 6 and the applicable taxes described in Section 7.

9.           Transfer of Options.  The Option may not be transferred except (i) by will or the laws of descent and distribution or (ii) pursuant to the terms of a qualified domestic relations order, as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and, during the lifetime of the Optionee, may be exercised only by the Optionee or by the Optionee’s legally authorized representative.

10.           Continuous Relationship with the Company Required.  Except as otherwise provided in this Section 9, this Option may not be exercised unless the Optionee, at the time he or she exercises this Option, is, and has been at all times since the Date of Grant of this Option, a director of the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (“Eligible Participant”).

Unless otherwise provided in this Agreement or any severance agreement, vested Options granted under the Plan shall expire, terminate or otherwise be forfeited as follows:

(i)           twelve (12) months after the date of death as further provided in the Plan;

(ii)           twelve (12) months after the date of Permanent Disability as further provided in the Plan; and

(iii)           immediately if no longer an Eligible Participant.

11.           Acceptance of the Plan.  The Option is granted subject to all of the applicable terms and provisions of the Plan, and such terms and provisions are incorporated by reference herein.  The Optionee hereby accepts and agrees to be bound by all the terms and conditions of the Plan.

12.           No Shareholder Rights.  Prior to exercise of this Option, the Optionee shall not be entitled to any rights of a shareholder with respect to the Stock, including (without limitation) the right to vote such Stock, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and, except as otherwise provided in this Option, such Optionee shall not be entitled to any shareholder notice or other communication concerning the business or affairs of the Company.  Optionee further agrees that the Company’s obligations to issue shares is subject to Optionee’s prior execution of a shareholder’s agreement containing such restrictions deemed necessary and appropriate by the Board.

13.           Governing Law; Venue.  The laws of the State of Texas, excluding its conflicts laws, shall govern this Agreement the rights and obligations of the parties hereto, the entire relationship between the parties hereto, and all matters arising out of or relating to this Agreement.  ANY LAWSUIT OR OTHER LEGAL PROCEEDING BETWEEN THE PARTIES SHALL BE BROUGHT ONLY IN THE CIVIL DISTRICT COURTS OF BEXAR COUNTY, TEXAS, OR THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF TEXAS, SAN ANTONIO DIVISION.  THE PARTIES HEREBY CONSENT TO THE PERSONAL AND EXCLUSIVE JURISDICTION AND VENUE OF THIS COURT.

14.           Amendment.  This Agreement may be amended by an instrument in writing signed by both the Company and the Optionee.

15.           Successors and Assigns.  The terms and provisions of this Option shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.

16.           Survival of Provisions.  In the event the Option granted hereunder is exercised by Optionee in whole or in part, the representations, warranties, covenants and agreements of Optionee under this Option shall survive such exercise and purchase of the Shares.

 This Non-Qualified Stock Option Agreement is executed to be effective as of the Date of Grant.

GLOBALSCAPE, INC.

By:          ______________________________
[name]
Chief Financial Officer

OPTIONEE

_____________________
[name]